UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 20, 2016

Dominovas Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-51736	20-5854735
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

1170 Peachtree St., N.E., 12th Floor, Atlanta, GA 30309
(Address of principal executive offices)

(800) 679-1249
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report includes certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement in this report that is not a statement of historical fact may be deemed to be a forward-looking statement. We often use these types of statements when discussing our plans and strategies, our anticipation of revenues from designated markets and statements regarding the development of our businesses, the markets for our services and products, our anticipated capital expenditures, operations, support systems, changes in regulatory requirements and other statements contained in this report regarding matters that are not historical facts. When used in this report, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and other similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. There can be no assurance that: (i) we have correctly measured or identified all of the factors affecting us or the extent of their likely impact; (ii) the publicly available information with respect to these factors on which our analysis is based is complete or accurate; (iii) our analysis is correct; or (iv) our strategy, which is based in part on this analysis, will be successful. We do not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01. Other Events

Dominovas Energy Corporation has entered into a three-year collaboration agreement with the University of Johannesburg, having executed a Memorandum of Agreement with University officials.  As Dominovas Energy recently announced it will install a 50kW “Showcase” unit in Johannesburg, through collaboration with key officials in the City, it has been determined the “Showcase” will be installed on the campus of the University of Johannesburg.  The “Showcase” will become a staging area for Dominovas Energy to show potential off-takers, government officials from the region, as well private investors the full prowess of the technology.  Dominovas Energy will also establish a satellite office on the campus for ease of future presentations and classroom operations.

In addition to the installation of the 50kW “Showcase”, Dominovas Energy and the University of Johannesburg have committed to create an “Institute for Hydrogen Fuel Cell Technology”, to allow not only for the continued proliferation and research of the technology, but to also allow students of the University to actively participate and study the technology through the new curriculum that will be jointly developed by Dominovas Energy’s Dr. Shamiul Islam, University of Johannesburg professors, and AVL Gratz Gmbh engineers.

Ongoing coordination continues with Dominovas Energy and its initial off-taker in South Africa, the Edison Power Group (EPG) for the delivery of the initial 50kW “Showcase” and the subsequent 50MW that will be installed by way of guaranteed PPAs over the next five years, following the successful demonstration of the RUBICON™.  This was announced previously by way of a Press Release at the beginning of May.

Item 9.01 Financial Statements and Exhibits

10.1 Memorandum of Agreement with University of Johannesburg

10.2 Memorandum of Agreement with Edison Power Group Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINOVAS ENERGY CORPORATION

Date: June 20, 2016	By:	/s/ Neal Allen
	Name:	Neal Allen
	Title:	Chairman, President and Chief Executive Officer